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                                                                    EXHIBIT 11.1

                    THERATX, INCORPORATED AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE

                                                                              YEAR ENDED DECEMBER 31,
                                                                      ------------------------------------
                                                                          1994         1995         1996
                                                                      -----------  ------------  ---------
PRIMARY
 Weighted average common stock outstanding during the period........   12,498        19,983        20,544
 Cheap stock (1)....................................................       99            --            --
 Dilutive effect of common stock equivalents (2)....................    3,375           424            --
                                                                      -------       -------       -------
    Total...........................................................   15,972        20,407        20,544
                                                                      =======       =======       =======

Income before extraordinary item....................................  $11,593       $11,257       $22,717
Extraordinary item..................................................       --          (428)       (1,134)
                                                                      -------       -------       -------
Net income..........................................................  $11,593       $10,829       $21,583
                                                                      =======       =======       =======
Earnings per share:
 Income before extraordinary item...................................  $  0.73       $  0.55         $1.11
 Extraordinary item.................................................       --         (0.02)        (0.06)
                                                                      -------       -------       -------
 Net income.........................................................  $  0.73       $  0.53       $  1.05
                                                                      =======       =======       =======
FULLY DILUTED
 Weighted average common stock outstanding during the period........   12,499        19,983        20,544
 Cheap stock (1)....................................................       99            --            --
 Dilutive effect of common stock equivalents (2)....................    3,498           428            --
                                                                      -------       -------       -------
    Total...........................................................   16,096        20,411        20,544
                                                                      =======       =======       =======

Income before extraordinary item....................................  $11,593       $11,257       $22,717
Extraordinary item -- loss on early retirement of debt, net of taxes       --          (428)       (1,134)
                                                                      -------       -------       -------
Net income..........................................................  $11,593       $10,829       $21,583
                                                                      =======       =======       =======
Earnings per share:
 Income before extraordinary item...................................  $  0.73       $  0.55         $1.11
 Extraordinary item.................................................       --         (0.02)        (0.06)
                                                                      -------       -------       -------
 Net income.........................................................  $  0.73       $  0.53       $  1.05
                                                                      =======       =======       =======

(1)  Pursuant to Securities and Exchange Commission Accounting Bulletin No.
     83, common stock and common stock equivalents issued at prices below the assumed initial public offering price per share ("cheap stock") during the twelve month period immediately preceding the initial filing date of the Company's Registration Statement for its public offering have been included as outstanding for all periods presented prior to the initial public offering.

(2) In 1996, the weighted average common equivalent shares outstanding were computed using the "modified treasury stock method" in accordance with Accounting Principles Board Opinion No. 15 ("APB 15"). The modified treasury stock method is used when the number of shares obtainable upon exercise of outstanding options, warrants and their equivalents, in the aggregate, exceeds 20% of the Company's outstanding common stock. Under this method, all options, warrants and their equivalents are assumed to have been exercised, whether or not dilutive and the aggregate proceeds used to repurchase up to 20% of the outstanding shares. Excess proceeds not utilized for the purchase of such shares are assumed to be utilized to reduce outstanding debt with any remainder invested in interest bearing securities. Net earnings is increased for the assumed interest savings or interest income, net of taxes. For the fiscal year ending December 31, 1996, the effects of the application of the modified treasury stock method were anti-dilutive; thus, as prescribed by APB 15, common equivalent shares were excluded in determining net income per common share.